AMENDMENT
TO THE
INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of June 15, 2018, to the Investment Management Trust Agreement (as defined below) is made by and between M I Acquisitions, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as trustee (“Trustee”). All terms used but not defined herein shall have the meanings assigned to them in the Trust Agreement.

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of September 13, 2016 (the “Trust Agreement”);

WHEREAS, Section 1(i) of the Trust Agreement sets forth the terms that govern the liquidation of the Trust Account under the circumstances described therein;

WHEREAS, at a special meeting of stockholders of the Company held on June 15, 2018, the Company stockholders approved (i) a proposal to amend (the “Charter Amendment”) the Company’s amended and restated certificate of incorporation to provide that the date by which the Company shall be required to effect a Business Combination shall be on or before September 17, 2018 (the “ Extended Date”) and (ii) a proposal to extend the date on which to commence liquidating the Trust Account in the event the Company has not consummated a business combination by the Extended Date; and

WHEREAS, on the date hereof, the Company is filing the Charter Amendment with the Secretary of State of the State of Delaware.

NOW THEREFORE, IT IS AGREED:

1. Section 1(i) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President, Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, acknowledged and agreed to by Chardan, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by September 17, 2018 (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the Public Shareholders as of the Last Date.”

2. Section 1(l) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(l) [intentionally omitted]”

3. Section 1(m) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(m) Not disburse any amounts from the Trust Account in connection with a Business Combination in the event that the amount per share to be received by the redeeming Public Shareholders is less than $10.375 per share.”

4. Section 2(c) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(c) The limited distributions referred to in Section 2(a) above shall be made only from income collected on the Property. Except as provided in Section 2(a), no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) and 2(e) hereof.”

5. Section 2(e) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(e) Upon the receipt of an Amendment Notification Letter (as defined below), the Trustee shall distribute to Public Shareholders who exercised their conversion rights in connection with an Amendment (as defined below), an amount equal to the pro rata share of the Property relating to the shares of Common Stock for which such Public Shareholders have exercised conversion rights in connection with such Amendment.”

6. Section 2(f) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(f) [intentionally omitted]”

7. Section 3(g) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(g) At the request of any Public Shareholder who has removed shares from street name and holds such shares either in certificated or book-entry form and, except if such shares are held in book-entry form, delivered such certificated shares to the Trustee for purposes of redemption in connection with a Business Combination, concurrently with the delivery of such shares, solely if such shares are certificated. to the Trustee, send an irrevocable written instruction letter in the form of Exhibit E to the Trustee directing the Trustee to disburse no less than $10.375 per share to such Public Shareholder.”

8. A new Section 3(i) is hereby inserted in the Trust Agreement immediately following Section 3(h) as follows:

“(i) If the Company seeks to amend any provision of its Amended and Restated Certificate of Incorporation relating to stockholders’ rights or pre-Business Combination activity (including the time within which the Company has to complete a Business Combination) (in each case an “Amendment”), the Company will provide the Trustee with a letter (an “Amendment Notification Letter”) in the form of Exhibit D providing instructions for the distribution of funds to Public Shareholders who exercise their conversion option in connection with such Amendment.”

2. Section 7(c) of the Trust Agreement is hereby amended and restated to read in full as follows:

“(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(m), 1(n), 1(o), 1(p), 3(g), 3(h) 7(c) and 7(h) (which may only be amended with the approval of the holders of at least 75% of the shares of Common Stock sold in the IPO, provided that all Public Shareholders must be given the right to receive a pro-rata portion of the trust account (no less than $10.375 per share) in connection with any such amendment), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Chardan. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.”

6. Exhibit D is hereby amended and restated to read in full as Exhibit D attached hereto.

7. All other provisions of the Trust Agreement shall remain unaffected by the terms hereof.

8. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature shall be deemed to be an original signature for purposes of this Amendment.

9. This Amendment is intended to be in full compliance with the requirements for an Amendment to the Trust Agreement as required by Section 7(c) of the Trust Agreement, and every defect in fulfilling such requirements for an effective amendment to the Trust Agreement is hereby ratified, intentionally waived and relinquished by all parties hereto.

10. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Investment Management Trust Agreement as of the date first written above.

American Stock Transfer & Trust Company, LLC, AS TRUSTEE

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	Senior Vice President

M I ACQUISITIONS, INC.

By:	/s/ Joshua Sason
Name:	Joshua Sason
Title:	Chief Executive Officer

EXHIBIT D

[Letterhead of Company]

[Insert date]

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attn: Relationship Management

Re: Trust Account No. [  ] Stockholder Conversion Instruction

Ladies and Gentlemen:

Pursuant to Section 2(e) of the Amended and Restated Investment Management Trust Agreement between M I Acquisitions, Inc. (the “ Company” ) and American Stock Transfer & Trust Company, LLC (the “Trustee”), dated as of September 13, 2016, as amended (the “Trust Agreement”), the Company hereby requests that you deliver to the Public Shareholders who have properly elected to have their Common Stock converted into cash in connection with the stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to extend the time in which the Company must complete a Business Combination or liquidate the Trust Account $ ___________ of the principal and interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

You are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the accounts designated by such Public Shareholders:

Very truly yours,

M I ACQUISITIONS, INC.

By:
Name:
Title: